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                                  EXHIBIT 10.7




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                           PHOTOGEN TECHNOLOGIES, INC.

                   NON-QUALIFIED STOCK OPTION AWARD AGREEMENT


     THIS AWARD AGREEMENT is made as of the [    ] day of [          ], [    ],
by and between Photogen Technologies, Inc., a Nevada corporation (the
"Company"), and [                ] (the "Optionee").


                               W I T N E S E T H:

     WHEREAS, the Company, through its Compensation Committee (the "Committee"), desires to grant to the Optionee a non-qualified stock option pursuant to its 1998 Long Term Incentive Compensation Plan (the "Plan") to purchase shares of the Company's common stock, par value $.001 per share (the "Common Stock"), in connection with the appointment of the Optionee as a member of the [Board of Directors] [Scientific Advisory Council] of the Company (the ["Board of Directors"] ["Scientific Advisory Council"]).

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

     1. GRANT OF OPTION AND TAX CONSEQUENCES. Subject to the terms and conditions of this Agreement and the Plan, a copy of which has been delivered to the Optionee, the Company hereby grants to the Optionee the right and option to
purchase from the Company all or part of an aggregate of [         ] shares of
Common Stock. This option is not intended to qualify as an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, but rather as a Non-Qualified Stock Option pursuant to Section 6.3 of the Plan. Upon exercise, the difference between the fair market value of the Common Stock on the date of exercise and the option price may subject the Optionee to Federal and State income tax liability. Optionee should seek advice form his or her tax advisor.

     2. OPTION PRICE AND TIME OF EXERCISE. The per share exercise price at which
the shares subject to option may be purchased by Optionee shall be $[     ],
which price equals the closing sale price on [            ] of the Common Stock
as reported by the National Association of Securities Dealers in the over-the-counter "bulletin board", the date of grant of this option. The Optionee's right to exercise this option shall be as follows:

           20% of the total number of shares covered by the option beginning on [first anniversary of grant];
           40% of the total number of shares covered by the option beginning on [second anniversary of grant];
           60% of the total number of shares covered by the option beginning [third anniversary of grant];

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           80% of the total number of shares covered by the option beginning on
           [fourth anniversary of grant];
           100% of the total number of shares covered by the option beginning on [fifth anniversary of grant]

The right to exercise this option shall in all events expire, except as provided in paragraph 5 below, at the close of business on [tenth anniversary of grant]. The Optionee's right to exercise this option shall be accelerated as provided in paragraph 9 below and as may be provided by action of the Committee.

     3. METHOD OF EXERCISE AND PAYMENT FOR SHARES. This option shall be exercised by written notice directed to the Company at its principal office, specifying the number of shares to be acquired upon such exercise and indicating that the exercise is being paid for (i) in cash or (ii) if applicable, by a commitment by a broker-dealer to pay to the Company that portion of any sale proceeds receivable by the Optionee upon the exercise of the option and sale of underlying shares.

     4. NON TRANSFERABILITY. This option is not transferable by the Optionee except as otherwise provided in Paragraph 5 below, and during the Optionee's lifetime is exercisable only by the Optionee.

     5. EXERCISE AFTER TERMINATION OF MEMBERSHIP ON THE [BOARD OF DIRECTORS] [Scientific Advisory Council]. In the event of termination of the Optionee's membership on the [Board of Directors] [Scientific Advisory Council] other than by reason of the death of the Optionee, this option shall expire ninety
(90) days after such termination, but in no event after the expiration date of the option. In the event of the termination of the Optionee's membership on the [Board of Directors] [Scientific Advisory Council] by reason of the death of the Optionee, this option shall be exercisable by the Optionee's legal representative at any time within one year after death, but in no event after the expiration date of the option.

     6. ADJUSTMENT. If there shall be any change in the corporate capitalization of the Company as contemplated in Section 4.2 of the Plan, appropriate and equitable adjustments shall be made in the aggregate number and kind of shares or other securities subject to this option and in the purchase price of this option to reflect such change.

     7. OPTION NON-ASSIGNABLE AND NON-TRANSFERABLE. This option and all rights hereunder shall be non-assignable and non-transferable other than by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative.

     8. LIMITATION OF RIGHTS.

          (a) No Right to Continue as a [Director] [Member]. This option shall not constitute or be evidence of any agreement or understanding, express or implied, that the Optionee has a right to continue as a member of the Company's [Board of Directors] [Scientific Advisory Council] for any period of time.

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          (b) No Stockholder's Rights for Options. The Optionee shall have no rights as a stockholder with respect to the shares covered by this option until the date of the issuance of a stock certificate therefor, and no adjustment will be made for any dividends or other rights for which the record date is prior to the date such certificate is issued.

     9. CHANGE OF CONTROL. Upon the occurrence of a Change of Control as defined in the Plan, all of the Options hereunder shall become immediately exercisable as provided in Section 10.1 of the Plan.

     10. STOCK LEGEND. The Optionee hereby represents and warrants to the Company that upon exercise of any portion of the Option hereunder that the Optionee will be acquiring such shares for his or her own account, for investment and not with a view to, or for the sale in connection with, the distribution of any such shares. The Optionee hereby agrees that the following legend shall be endorsed upon the certificates evidencing the Optionee's shares issued pursuant to the exercise of this Option:

                  The shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or under state securities laws to the extent applicable. The shares may not be sold, offered for sale, or otherwise transferred in the absence of an effective registration statement under said Act (and any registration or qualification as may be required under such state laws) or an opinion of counsel satisfactory to the Company and its counsel that such registration or qualification is not required.

     11. RECEIPT OF PLAN. The Optionee acknowledges that he or she has received and reviewed a copy of the Company's Plan and acknowledges that this Award Agreement is subject to all the terms and provisions of the Plan which are applicable to Non-Qualified Stock Options.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its President, and the Optionee has affixed his or her signature hereto on the date set forth above.


                                             -----------------------------------
                                             [                       ], Optionee


                                             Photogen Technologies, Inc.

                                             By:
                                                --------------------------------
                                                John T. Smolik, President

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